                             VAUGHN COMMUNICATIONS, INC.

                          COMPUTATION OF EARNINGS PER SHARE


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

                                                      Six Months Ended             Three Months Ended
                                                           July 31                       July 31
                                                    --------------------          -------------------
                                                    1997            1996          1997           1996
                                                    ----            ----          ----           ----
PRIMARY:
    Average shares outstanding                    3,746,565      3,569,504      3,807,034      3,598,718
    Net effect of dilutive stock options
      based on the treasury stock method
      using average market price                    133,113        348,536        130,303        339,292
                                                  ---------      ---------      ---------      ---------
            TOTAL                                 3,879,678      3,918,040      3,937,337      3,938,010
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------


    Net Income                                  $ 1,345,218    $ 1,307,233    $   625,685    $   671,110
                                                -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------

    Net Income per Share                        $       .35    $       .33    $       .16    $       .17
                                                -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------

FULLY DILUTED:
    Average shares outstanding                    3,746,565      3,569,504      3,807,034      3,598,718
    Net effect of dilutive stock options
      based on the treasury stock method
      using the quarter-end market price
      if higher than average market price           142,612        353,865        132,194        340,035
                                                -----------    -----------    -----------    -----------
            TOTAL                                 3,889,177      3,923,369      3,939,228      3,938,753
                                                -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------

    Net Income                                  $ 1,345,218    $ 1,307,233    $   625,685    $   671,110
                                                -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------


    Net Income per Share                        $       .35    $       .33    $       .16    $       .17
                                                -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------
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EXHIBIT 11


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